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                                                                     Exhibit 1.1


                                 BRUKER AXS INC.


                                9,000,000 Shares


                                  Common Stock
                                ($0.01 Par Value)



                         FORM OF UNDERWRITING AGREEMENT




________ __, 2001




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                             UNDERWRITING AGREEMENT

                                                               December __, 2001

UBS Warburg LLC
Thomas Weisel Partners LLC
CIBC World Markets
SG Cowen Securities Corp.
Robert W. Baird & Co. Incorporated

         As representatives of the several Underwriters
         named in SCHEDULE A hereto
                  ----------

c/o UBS Warburg LLC
299 Park Avenue
New York, New York  10171-0026

Ladies and Gentlemen:

     Bruker AXS Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell to the Underwriters named in SCHEDULE A annexed hereto (the "UNDERWRITERS") an aggregate of 9,000,000 shares (the "FIRM SHARES") of common stock, $0.01 par value per share, of the Company (the "COMMON STOCK"). In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 1,350,000 shares of Common Stock (the "ADDITIONAL SHARES"). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the "SHARES." The Shares are described in the Prospectus which is referred to below.

     The Company hereby acknowledges that in connection with the proposed offering of the Shares, it has requested UBS Warburg LLC ("UBS WARBURG") to administer a directed share program (the "DIRECTED SHARE PROGRAM") under which up to 450,000 Firm Shares, or 5% of the Firm Shares, to be purchased by you (the "RESERVED SHARES") shall be reserved for sale by you at the initial public offering price to the Company's officers, directors, employees and consultants and others having a relationship with the Company (the "DIRECTED SHARE PARTICIPANTS") as part of the distribution of the Shares by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. ("NASD") and all other applicable laws, rules and regulations. The number of Shares available for sale to the general public will be reduced to the extent that Directed Share Participants purchase Reserved Shares. You may offer any Reserved Shares not purchased by Directed Share Participants to the general public on the same basis as the other Shares being issued and sold hereunder. The Company has supplied UBS Warburg with the names, addresses and telephone numbers of the individuals or other entities which the Company has designated to be participants in the Directed Share Program. It is understood that any number of those designated to participate in the Directed Share Program may decline to do so.

     The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "ACT"), with the


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Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-1 (File No. 333-66066), including a prospectus, relating to the Shares. The Company has furnished to you, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses (each thereof being herein called a "PRELIMINARY PROSPECTUS") relating to the Shares. Except where the context otherwise requires, the registration statement, as amended when it becomes effective, including all documents filed as a part thereof, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430(A) under the Act, and also including any registration statement filed pursuant to Rule 462(b) under the Act with respect to the offering contemplated by such registration statement (as so amended), is herein called the "REGISTRATION STATEMENT," and the prospectus, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day(1) after the date hereof (or such earlier time as may be required under the Act) or, if no such filing is required, the form of final prospectus included in the Registration Statement at the time the Registration Statement became effective, is herein called the "PROSPECTUS."

     The Company and the Underwriters agree as follows:

     1. SALE AND PURCHASE. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the aggregate number of Firm Shares set forth opposite the name of such Underwriter in SCHEDULE A attached hereto, in each case at a purchase price of $____ per Share. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

     In addition, the Company hereby grants to the several Underwriters the option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares. This option may be exercised by you on behalf of the several Underwriters at any time and from time to time on or before the 30th day following the date hereof by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the "ADDITIONAL TIME OF PURCHASE"); PROVIDED,

---------------------------
     (1)As used herein "business day" shall mean a day on which the New York Stock Exchange is open for trading.


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HOWEVER, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on SCHEDULE A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares).

     2. PAYMENT AND DELIVERY. Payment of the purchase price for the Firm Shares shall be made to the Company by wire transfer of Federal (same-day) funds against delivery of the certificates for the Firm Shares to you through the facilities of the Depository Trust Company ("DTC") for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on _________ __, 2001 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of
Section 8 hereof). The time at which such payment and delivery are actually made is hereinafter sometimes called the "TIME OF PURCHASE." Certificates for the Firm Shares shall be delivered to you in definitive form registered in such names and in such denominations as you shall specify on the second business day preceding the time of purchase. For the purpose of expediting the checking and packaging of the certificates for the Firm Shares by you, the Company agrees to make such certificates available to you for such purpose at least one full business day preceding the time of purchase at the office of DTC or its designated custodian (the "DESIGNATED OFFICE").

     Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. Certificates for the Additional Shares shall be delivered to you in definitive form registered in such names and in such denominations as you shall specify no later than the second business day preceding the additional time of purchase. For the purpose of expediting the checking and packaging of the certificates for the Additional Shares by you, the Company agrees to make such certificates available to you for such purpose at least one full business day preceding the additional time of purchase at the Designated Office.

     Deliveries of the documents described in Section 6 below with respect to the purchase of the Shares shall be made at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

     3. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to each of the Underwriters that:

          (a) This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

          (b) The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable. The holders of the Shares will not be subject to personal


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     liability by reason of being such holders. The certificates for the Shares are in due and proper form and conform in all material respects to the requirements of the Delaware General Corporation Law.

          (c) No approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares contemplated hereby and by the Registration Statement, other than registration of the Shares under the Act and under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "EXCHANGE ACT"), which have been or will be effected by the Company, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or under the rules and regulations of the NASD.

          (d) The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of any Preliminary Prospectus, or instituting proceedings for that purpose, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act. When the Registration Statement became or becomes effective, the Registration Statement and the Prospectus complied or will comply in all material respects with the provisions of the Act, and the Registration Statement did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and the Prospectus, any Preliminary Prospectus and any supplement thereto or prospectus wrapper prepared in connection therewith, as of their respective dates and at the time of purchase and additional time of purchase, as the case may be, complied and will comply in all material respects with any applicable laws or regulations of jurisdictions in which the Prospectus and such preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of the Shares; PROVIDED, HOWEVER, that the Company makes no representation or warranty with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning the Underwriters and furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use in the Registration Statement or the Prospectus. Neither the Company nor, to the Company's knowledge, any of its affiliates (as defined in the Act) has distributed directly or indirectly any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Preliminary Prospectus, the Prospectus or any other materials, if any, permitted by the Act.

          (e) The audited financial statements of the Company included in the Registration Statement and the Prospectus present fairly in all material respects the financial position and results of operations of the Company as of the dates and for the


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     periods indicated; such financial statements have been prepared in all material respects in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved; the pro forma financial data included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X of the Securities Act, and the pro forma adjustments have been properly applied in all material respects to the historical amounts in the compilation of those statements; the other financial and statistical data set forth in the Registration Statement and the Prospectus are accurately presented in all material respects and prepared on a basis consistent with such financial statements and the books and records of the Company; and there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required.

          (f) PricewaterhouseCoopers LLP, whose report on the financial statements of the Company is filed with the Commission as part of the Registration Statement and Prospectus, are independent public accountants as required by the Act.

          (g) All legal or governmental proceedings, all statutes and regulations and all contracts, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required. All statistical and market-related data included in the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

          (h) Except as set forth in the Registration Statement and the
     Prospectus: (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of capital stock or other equity interests of the Company; (ii) no person has any preemptive rights, co-sale rights, rights of first refusal or other rights to purchase any shares of capital stock or other equity interests of the Company; and (iii) no person has the right to act as an underwriter, or as a financial advisor to the Company, in connection with the offer and sale of the Shares; in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise. Except as set forth in the Registration Statement and the Prospectus, no person has the right, contractual or otherwise (a "registration right"), to cause the Company to register under the Act any shares of capital stock or other equity interests of the Company, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise. Except for such rights as have been validly waived, no person has a registration right exercisable during the 180 days following the date of this Agreement.

          (i) Immediately after the issuance and sale of the Shares to the Underwriters, no shares of preferred stock of the Company shall be issued and outstanding, and no holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other


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     securities of the Company shall have any existing or future right to acquire any shares of preferred stock of the Company.

          (j) The Company is not, and after the offering and sale of the Shares, will not be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT").

          (k) The Company has obtained for the benefit of the Underwriters the agreement (a "LOCK-UP AGREEMENT"), in the form set forth as EXHIBIT B hereto, of each of its officers and directors and each of the holders of the Subject Securities (as defined below). The Company has provided to UBS Warburg a complete and accurate list of all securityholders of the Company and the number and type of securities held by each securityholder and an executed Lock-Up Agreement from each holder of Subject Securities. The Company will not release or purport to release any of such holders from any Lock-Up Agreements without the prior written consent of UBS Warburg. For the purposes of this Agreement, "SUBJECT SECURITIES" shall mean all outstanding shares of Common Stock as well as any other securities which are convertible into or exercisable or exchangeable for Common Stock within the 180 day period following the date of the Prospectus.

          (l) Neither the Company nor any of its affiliates has taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

          (m) The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of the State of Delaware and has full power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, prospects, properties, condition (financial or otherwise) or results of operation of the Company and the Subsidiaries (as defined herein), taken as a whole (a "MATERIAL ADVERSE EFFECT").

          (n) The capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and Prospectus. As of the date of this Agreement, the Company has outstanding capital stock as set forth under the heading entitled "Actual" in the section of the Registration Statement and the Prospectus entitled "Capitalization" and, as of the time of purchase, and assuming the receipt and application of the net proceeds as described under the section of the Registration Statement and the Prospectus entitled "Use of proceeds," the Company shall have an authorized and outstanding capital stock as set forth under the heading entitled "Pro forma as adjusted" in the section of the Registration Statement and the Prospectus entitled "Capitalization." Upon completion of the offering, the Company


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     will be authorized to issue 105,000,000 shares of capital stock. All of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and have not have been issued in violation of any preemptive right, resale right, right of first refusal or similar right. The shares of Common Stock issuable upon conversion of the outstanding preferred stock of the Company upon completion of the offering contemplated hereby have been duly and validly authorized and reserved for issuance, and upon issuance, they will be duly and validly issued and fully paid and non-assessable, will have been issued in compliance with all federal and state securities laws and will not have been issued in violation of any preemptive right, resale right, right of first refusal or similar right.

          (o) The Company has no subsidiaries (as defined in the Act) other than those set forth on SCHEDULE C hereto (the "SUBSIDIARIES"). Except as set forth in SCHEDULE C hereto, the Company owns 100% of the outstanding capital stock of each of the Subsidiaries. Other than the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, limited liability company, joint venture, association or other entity except as described in the Registration Statement and the Prospectus. Except for the Subsidiaries identified as Significant Subsidiaries on EXHIBIT A hereto (the "Significant Subsidiaries"), the Subsidiaries do not possess individually or in the aggregate, any assets, operations, liabilities or rights that are material to the Company and the Subsidiaries taken as a whole. Complete and correct copies of the charter and bylaws and, if applicable, other organizational documents of the Company and each of the Subsidiaries and all amendments thereto have been delivered to you, and except as described in the Prospectus and set forth in the exhibits to the Registration Statement, no changes therein will be made subsequent to the date hereof and prior to the time of purchase or, if later, the additional time of purchase. Each of the Subsidiaries has been duly organized and is validly existing as a corporation and is in good standing under the laws of the jurisdiction of its incorporation and has full power and authority to own, lease and operate its properties and conduct its business. Each of the Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect. All of the outstanding shares of capital stock of each of the Subsidiaries has been duly and validly authorized and issued and are fully paid and non-assessable and owned by the Company, free of any security interest, other encumbrance or adverse claims, have been issued in compliance with all federal and state securities laws and have not been issued in violation of any preemptive right, resale right, right of first refusal or similar right. No option, warrant or other rights to purchase, agreements or other obligations to issue or rights to convert any obligation into shares of capital stock or ownership interests in any of the Subsidiaries are outstanding.

          (p) Neither the Company nor any of the Subsidiaries has violated or is in violation of any federal, state, local or foreign law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or


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     of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, which violation, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect. Each of the Company and the Subsidiaries has all necessary licenses, permits, franchises, authorizations, consents and approvals, has made all filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its business; and neither the Company nor any of the Subsidiaries is in violation of, or in default under, any such license, permit, franchise, authorization, consent or approval, the effect of which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect.

          (q) Neither the Company nor any of the Subsidiaries is in breach or violation of, or in default under (and no event has occurred which with notice, lapse of time or both would result in any breach or violation of, or constitute a default under), its charter or bylaws or other organizational documents or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, permit, franchise, authorization, indenture, mortgage, deed of trust, note, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties is bound or affected, the effect of which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the issuance and sale of the Shares contemplated hereby and by the Registration Statement will not conflict with, or result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of, or constitute a default under) or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to any provisions of the charter or bylaws or other organizational documents of the Company or any of the Subsidiaries or under any provision of any license, permit, franchise, authorization, indenture, mortgage, deed of trust, note, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries, the result of which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect.

          (r) Except as described in the Registration Statement and the Prospectus, there are no private or governmental actions, suits, claims, investigations or proceedings pending, threatened or, to the Company's knowledge, contemplated, to which the Company or any of the Subsidiaries or any of their directors or officers is subject or of which any of their properties is subject, whether at law, in equity or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which, if adversely determined, is reasonably likely to have a Material Adverse Effect.


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          (s) Except as described in the Registration Statement and the
     Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been on or prior to the date of this agreement (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties or assets described or referred to in the Registration Statement or in the condition (financial or otherwise) or results of operations of the Company and the Subsidiaries, taken as a whole, (ii) any transaction that is material to the Company and the Subsidiaries, taken as a whole, (iii) the incurrence by the Company or any of the Subsidiaries of any obligation, direct or contingent, and whether or not in the ordinary course of business, which is material to the Company and the Subsidiaries, taken as a whole, (iv) any change in the capital stock or other equity interest or outstanding indebtedness of the Company or any of the Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock or other equity interest of the Company or any of the Subsidiaries. Neither the Company nor any of the Subsidiaries has any contingent obligations that are material to the Company and the Subsidiaries, taken as a whole, which are not disclosed in the Registration Statement.

          (t) Each of the Company and the Subsidiaries owns or possesses those trademarks, trademark registrations, service marks, service mark registrations, trade names, patents, patent rights, copyrights, licenses, approvals, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights or intellectual property described in the Prospectus as being owned or used by or licensed to the Company or the Subsidiaries or necessary for the conduct of their respective businesses as currently conducted (collectively, the "INTELLECTUAL PROPERTY"). Each of the Company and the Subsidiaries has taken all steps necessary to secure assignments of the Intellectual Property from their respective officers, employees, consultants and contractors. Except as set forth in the Prospectus, none of the technology employed by the Company or any of the Subsidiaries has been obtained or is being used by the Company or the Subsidiaries in violation of any legal, contractual or fiduciary obligation binding on the Company or the Subsidiaries, their respective directors or executive officers or any of their respective employees or consultants, other than any such violations the effect of which, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect; and the Company has taken and will maintain reasonable measures to prevent the unauthorized dissemination or publication of its confidential information. Neither the Company nor any Subsidiary has infringed, interfered with or misappropriated any trademarks, trademark registrations, service marks, service mark registrations, trade names, patents, patent rights, copyrights, licenses, approvals, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) or other similar rights or intellectual property rights of others, which infringement, if the subject of any unfavorable decision, ruling or finding individually or in the aggregate, is reasonably likely to result in a Material Adverse Effect. Except as set forth in the Prospectus, there is no pending or, to the Company's knowledge, threatened private or governmental action, suit, proceeding or claim (i) challenging the rights of the Company or any of the Subsidiaries in or to any such Intellectual Property; (ii) challenging the validity or scope of, or any rights relating to,


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     any such Intellectual Property of the Company or any of the Subsidiaries,
     or (iii) alleging that the Company or any of the Subsidiaries infringes or otherwise violates, or would infringe or otherwise violate, any patent, trademark, copyright, trade secret or other proprietary rights of others, the result of which, if unfavorably decided is, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

          (u) Each of the Company and the Subsidiaries has good and marketable title to all property (real and personal) described in the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Registration Statement and the Prospectus and except as would not individually or in the aggregate have a Material Adverse Effect. All the property held under lease by the Company or the Subsidiaries is held thereby under valid, subsisting and enforceable leases except as would not, individually or in the aggregate, have a Material Adverse Effect.

          (v) Each of the Company and the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amount as is reasonable in light of the business in which it is engaged. All policies of insurance insuring the Company or the Subsidiaries or any of their businesses, assets, employees, officers and directors are in full force and effect, and each of the Company and the Subsidiaries is in compliance with the terms of such policies in all material respects. There are no claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

          (w) Neither the Company nor any of the Subsidiaries has sent or received any notice of termination of any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination has been threatened by the Company or any of the Subsidiaries or, to the knowledge of the Company, any other party to any such contract or agreement.

          (x) Since the date of the latest audited financial statements included in the Prospectus, neither the Company nor any of the Subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as disclosed in the Prospectus or other than any loss or interference which could individually or in the aggregate have a Material Adverse Effect.

          (y) Each of the Company and the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets;
     (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (z) Each of the Company and the Subsidiaries has filed all federal, state, local and foreign tax returns and tax forms required to be filed except for such returns and forms the failure of which to file is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect. Such returns and forms are complete and correct in all material respects, and all taxes shown by such returns or otherwise assessed that are due or payable have been paid, except such taxes as are being contested in good faith and as to which adequate reserves have been provided. All payroll withholdings required to be made by the Company and the Subsidiaries with respect to employees have been made. The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any tax liability for any year not finally determined are adequate to meet any assessments or reassessments for additional taxes. There have been no tax deficiencies asserted and, to the Company's knowledge, no tax deficiency might be reasonably asserted or threatened against the Company or the Subsidiaries that could individually or in the aggregate have a Material Adverse Effect.

          (aa) The Company has not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to influence unlawfully (i) a customer or supplier of the Company or any of the Subsidiaries to alter the customer's or supplier's level or type of business with the Company or any of the Subsidiaries or
     (ii) a trade journalist or publication to write or publish favorable information about the Company or any of the Subsidiaries or any of their respect products or services.

          (bb) Neither the Company nor any of the Subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which individually or in the aggregate is reasonably likely to result in a Material Adverse Effect.

     In addition, any certificate signed by any officer of the Company, delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

     4. CERTAIN COVENANTS OF THE COMPANY. The Company hereby agrees:

          (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as you may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; PROVIDED, HOWEVER, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

          (b) to make available to the Underwriters in New York City, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; and in case any Underwriter is required to deliver a prospectus beyond the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare promptly upon request such amendment or amendments to the Registration Statement and such prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

          (c) to advise you promptly and (if requested by you) to confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner under such Rules);

          (d) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or Prospectus and to file no such amendment or supplement to which you shall reasonably object in writing;

          (e) subject to Section 4(o) hereof, to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares, and to promptly notify you of such filing;

          (f) if necessary or appropriate, to file in a timely fashion a registration statement pursuant to Rule 462(b) under the Act;

          (g) to the extent not publicly available, to furnish to you and, upon request, to each of the other Underwriters for a period of five years from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed and (iv) such other information as you may reasonably request regarding the Company or the Subsidiaries as soon as such communications, documents or information becomes available;

          (h) to advise the Underwriters promptly of the occurrence of any event known to the Company within the time during which a Prospectus relating to the Shares is required to be delivered under the Act which would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare, file (subject to Section 4(d) hereof) and furnish promptly to the Underwriters, at the Company's expense, such amendments or supplements to such Prospectus as may be necessary to reflect any such change, and to furnish you a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

          (i) to make generally available to its security holders, and to deliver to you, upon request, as soon as practicable an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of 12 months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) and ending not later than 15 months thereafter;

          (j) to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and of cash flow of the Company for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants);

          (k) to furnish to you such number of conformed copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) as you shall reasonably request;

          (l) to furnish to you as early as practicable prior to the time of purchase and the additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available quarterly or monthly unaudited interim consolidated financial statements of the Company and the Subsidiaries, which have been read by the Company's independent certified public accountants, as stated in their letter to be furnished pursuant to Section 6(d) hereof;

          (m) to apply the net proceeds from the sale of the Shares in the manner set forth under the caption "Use of proceeds" in the Prospectus;

          (n) to pay all costs, expenses, fees and taxes incident to the performance of the obligations of the Company under this agreement including, without limiting the generality of the foregoing, the following
     (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the

     Underwriters and to dealers (including costs of mailing and shipment) as provided herein, (ii) the registration, issue, sale and delivery of the Shares, (iii) the producing, word processing and/or printing of this Agreement, any agreement among underwriters, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including associated filing fees and the reasonable legal fees and disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) all expenses (including associated filing fees and the reasonable legal fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in administering the Directed Share Program,
     (vi) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on the National Association of Securities Dealers Automated Quotation National Market System ("NASDAQ") and any registration thereof under the Exchange Act, (vii) the review of the public offering of the Shares by the NASD, including the associated filing fees and the reasonable fees and disbursements of counsel for the Underwriters, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offer and sale of the Shares to prospective investors and the Representatives' sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show and (ix) the performance of the Company's other obligations hereunder;

          (o) to furnish to you, before filing with the Commission subsequent to the effective date of the Registration Statement and during the period referred to in paragraph (h) above, a copy of any document proposed to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act;

          (p) not to sell, offer or agree to sell, contract to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock or file a registration statement under the Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock for a period of one hundred and eighty (180) days after the date hereof (the "LOCK-UP PERIOD"), without the prior written consent of UBS Warburg, except for (i) the registration of the Shares and the sales to the Underwriters pursuant to this Agreement, (ii) the issuance of Common Stock upon the automatic conversion, as a result of the offering and sale of the Shares, of the Company's outstanding convertible preferred stock on the terms described in the Registration Statement and the Prospectus, (iii) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement and the Prospectus to persons who have entered into Lock-Up Agreements with the Underwriters and (iv) the issuance of employee stock options not exercisable during the Lock-up Period pursuant to stock option plans described in the Registration Statement and the Prospectus; and

          (q) to use all commercially reasonable efforts to cause the Common Stock to be listed for quotation on the Nasdaq National Market at or before the time of purchase.

     5. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the last paragraph of Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 4(n) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of their counsel.

     6. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company on the date hereof and at the time of purchase as if made at the time of purchase (and the several obligations of the Underwriters at the additional time of purchase are subject to the accuracy of the representations and warranties of the Company on the date hereof and at the time of purchase (unless previously waived) and at the additional time of purchase, as the case may be, as if made at such time), the timely performance by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a) The Company shall furnish to you at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Hutchins, Wheeler & Dittmar, counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form reasonably satisfactory to Dewey Ballantine LLP, counsel for the Underwriters, stating that:

               (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as herein contemplated; each of the Subsidiaries identified as Significant Subsidiaries on EXHIBIT B attached hereto (the "Significant Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and Prospectus; the Company and each of the Significant Subsidiaries are duly qualified to transact business in all jurisdictions in which the failure to qualify would have a materially adverse effect upon the business of the Company and the Significant Subsidiaries taken as a whole; and the outstanding shares of capital stock of each of the Significant Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company or a Subsidiary; and, to such counsel's knowledge, the outstanding shares of capital stock of each of the Significant Subsidiaries is owned of record free and clear of any perfected security interests, or any other liens, encumbrances or equities or claims, and to such counsel's knowledge no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock or of ownership interests in the Significant Subsidiaries are outstanding.

               (ii) The Company has authorized and outstanding capital stock as set forth under the caption "Capitalization" in the Registration Statement and the Prospectus; the shares of Common Stock described as authorized in the Registration Statement and Prospectus have been duly authorized; the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and no preemptive rights of stockholders with respect thereto exist under the Company's charter, Delaware General Corporate Law, any other contract required to be filed as an exhibit to the Registration Statement or, to such counsel's knowledge, anywhere else; the capital stock of the Company, including the Shares, conforms to the description thereof contained in the Registration Statement and Prospectus; the certificates for the Shares, assuming they are in the form filed with the Commission, are in due and proper form; the shares of Common Stock to be sold by the Company pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue or sale thereof.

               (iii) Except as described in or contemplated by the Registration Statement and the Prospectus, to such counsel's knowledge, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and except as described in the Registration Statement and the Prospectus, to such counsel's knowledge, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any Common Shares or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company.

               (iv) The Registration Statement has become effective under the Act and, to such counsel's best knowledge, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act, and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 under the Act, has been made in the manner and within the time period required by such Rule 424;

               (v) The Registration Statement, the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Act and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements or other statistical data and related schedules therein).

               (vi) The statements under the captions "Risk factors," "Management's discussion and analysis - Liquidity and Capital Resources," "Business - Strategic Collaborations," "Management," "Related party transactions," "Description of capital stock," "Tax matters" and "Shares eligible for future sale" in the Registration Statement and Prospectus, and under the captions "Part II -Indemnification of Directors and Officers" and "Part II - Recent Sales of Unregistered Securities" in the Registration Statement, insofar as such statements constitute a summary of documents referred to therein or matters of law, fairly summarize in all material respects the information called for with respect to such documents and matters.

               (vii) Such counsel does not know of any contracts or documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed or described as required, and such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

               (viii) Such counsel knows of no material legal or governmental proceedings pending or threatened to which the Company or any of the Significant Subsidiaries is subject or of which any of their respective properties is subject, except as set forth in the Registration Statement and Prospectus.

               (ix) The execution and delivery of this Agreement and the consummation of the transactions therein contemplated do not and will not conflict with or result in a breach or violation of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both, would result in any breach or violation of, or constitute a default under) or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Significant Subsidiaries pursuant to (A) any of the terms or provisions of the charter or by-laws of the Company or any of the Significant Subsidiaries, (B) any agreement or instrument known to such counsel to which the Company or any of the Significant Subsidiaries is a party or by which the Company or any of the Significant Subsidiaries may be bound or affected, or to which any of the property or assets of the company or any of the Significant Subsidiaries is subject or may be bound or affected, (C) any federal, Massachusetts or Delaware law, regulation or rule, or to such counsel's knowledge, any other state, local or foreign law, regulation or rule or (D) any decree, judgment or order applicable to the Company or any of the Significant Subsidiaries, in each case known to such counsel.

               (x) This Agreement has been duly authorized, executed and delivered by the Company.

               (xi) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement, the issuance and sale of the Shares and the consummation of the transactions herein contemplated (other than as may be required by the NASD or as required by State securities and Blue Sky laws as to which such counsel need express no opinion) except such as have been obtained or made under the federal securities laws and the rules of Nasdaq National Market.

               (xii) Neither the Company nor any Significant Subsidiary is or will become, as a result of the consummation of the transactions contemplated by this Agreement, and application of the net proceeds therefrom as described in the Registration Statement and Prospectus, required to register as an investment company under the 1940 Act or controlled by an entity that is a "investment company," as defined in the 1940 Act.

               (xiii) to such counsel's knowledge, neither the Company nor any of the Significant Subsidiaries is in violation of its charter or bylaws or other organizational documents, and neither the Company nor any of the Significant Subsidiaries is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach or violation of, or constitute a default under), any license, permit, franchise, authorization, indenture, mortgage, deed of trust, note, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument known to such counsel to which the Company or any of the Significant Subsidiaries is or was a party or by which it or its properties may be bound or affected or in violation of any federal, Massachusetts or Delaware law, regulation or rule, or to such counsel's knowledge, any other state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Significant Subsidiaries, the effect of which is reasonably likely to, individually or in the aggregate have a Material Adverse Effect.

     In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as and to the extent stated in the fourth clause of subparagraph (ii) above and in subparagraphs (v) and (xi) above), on the basis of the foregoing nothing has come to the attention of such counsel that causes such counsel to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto at the date of such Prospectus or such supplement, and at all times up to and including the time of purchase or additional time of purchase, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial and statistical data included in the Registration Statement or Prospectus).

          (b) You shall have received, at the time of purchase and at the additional time of purchase, as the case may be, the opinion of Kudirka & Jobse, LLP, patent counsel to the Company, with respect to patents and proprietary rights, dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form reasonably satisfactory to Dewey Ballantine LLP, counsel for the Underwriters, stating that:

               (i) to such counsel's knowledge, except as described in the Registration Statement and the Prospectus, (A) the Company (either directly or through the Subsidiaries) has valid license rights or clear title to the Intellectual Property used in the Company's business or described in the Registration Statement and Prospectus as owned by or licensed to the Company ("Company Intellectual Property"), and there are no rights of third parties to any Company Intellectual Property that interfere in any material respect with the Company's use of, or right to use, the Company Intellectual Property; (B) there is no infringement or other violation by third parties of any of the Company Intellectual Property; (C) there is no infringement or other violation by the Company or any of the Subsidiaries of Intellectual Property owned by any third party ("Third Party IP Rights"); (D) there is no pending or threatened action, suit, proceeding or claim that the Company or any Subsidiary infringes or otherwise violates, or would infringe or otherwise violate upon commercialization of its products and product candidates described in the Prospectus, and any Third Party IP Rights; (E) there is no patent or patent application which contains claims that dominate or may dominate any Company Intellectual Property or that infringes with the issued or pending claims of any Company Intellectual Property; and (F) there is no pending or threatened action, suit, proceeding or claim challenging the rights of the Company or any Subsidiary in or to, or challenging the scope of, any Company Intellectual Property, and such counsel is unaware of any facts which would form a reasonable basis for any such claim;

               (ii) to such counsel's knowledge, the patent applications of the Company and the Subsidiaries presently on file disclose patentable subject matter, and such counsel is not aware of any inventorship challenges, any interference which has been declared or provoked, any prior act that has not been disclosed to the U.S. Patent and Trademark Office, or any other material fact with respect to the patent applications of the Company and the Subsidiaries presently on file that (A) would preclude the issuance of patents with respect to such applications or (B) would lead such counsel to conclude that such patents, when issued, would not be valid and enforceable;

               (iii) the commercial products and product candidates of the Company and the Subsidiaries described in the Registration Statement and the Prospectus read on the claims contained in the patents and patent applications owned by the Company or the Subsidiaries described in the Registration Statement and the Prospectus; and

               (iv) the statements in the Registration Statement and the Prospectus referencing intellectual property matters, insofar as such statements constitute summaries of legal matters, contracts, agreements, documents or proceedings referred to therein, or refer to statements of law or legal conclusions, are in all material respects accurate and complete statements or summaries of the matters therein set forth. Nothing has come to such counsel's attention that causes them to believe that such above described portions of the Registration Statement, at the time such Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that such above described portions of the Prospectus and at the date of the Prospectus and at all times leading up to and including the time of purchase and the additional time of purchase, as the case may be, contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c) You shall have received at the time of purchase and at the additional time of purchase, as the case may be, the favorable opinion of Dewey Ballantine LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, with respect to the issuance and sale of the Shares by the Company, the Registration Statement, the Prospectus (together with any supplement thereto) and such other related matters as the Underwriters may require.

          (d) You shall have received from PricewaterhouseCoopers LLP, letters dated, respectively, the date of this Agreement and the time of purchase and additional time of purchase, as the case may be, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by Dewey Ballantine LLP, counsel for the Underwriters.

          (e) No amendment or supplement to the Registration Statement or Prospectus shall be filed prior to the time the Registration Statement becomes effective to which you reasonably object in writing.

          (f) The Registration Statement shall become effective not later than the date hereof, and if Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act not later than 5:30 P.M., New York City time on the second full business day after the date of this Agreement.

          (g) Prior to the time of purchase or the additional time of purchase, as the case may be, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

          (h) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, (i) no material and adverse change, or any development involving a prospective material and adverse change (other than as specifically identified in the Registration Statement and Prospectus), in the business, properties, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries, taken as whole, shall occur or become known and (ii) no transaction which is material and adverse to the Company shall have been entered into by the Company or any of the Subsidiaries.

          (i) The Company will, at the time of purchase or additional time of purchase, as the case may be, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer to the effect that the representations and warranties of the Company as set forth in this Agreement are true and correct in all material respects as of each such date, that the Company has performed in all material respects such of its obligations under this Agreement as are to be performed at or before the time of purchase and at or before the additional time of purchase, as the case may be, and the conditions set forth in paragraphs (f), (g) and (h) of this Section 6 have been met.

          (j) You shall have received signed Lock-Up Agreements from each of the persons described in Section 3(k) hereof.

          (k) The Shares shall have been approved for listing for quotation on the Nasdaq National Market, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

          (l) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase and the additional time of purchase, as the case may be, as you may reasonably request.

     7. EFFECTIVE DATE OF AGREEMENT; TERMINATION. This Agreement shall become effective (i) if Rule 430A under the Act is not used, when you shall have received notification of the effectiveness of the Registration Statement, or
(ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.

     The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of you or any group of Underwriters (which may include you) which has agreed to purchase in the aggregate at least 50% of the Firm Shares, (i) if, since the time of execution of this Agreement or the respective dates as of which information is given in the Registration Statement and Prospectus, there has been any material adverse change, or any development involving a prospective material adverse change (other than as specifically identified in the Registration Statement and Prospectus), in the business, properties, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries, taken as a whole, which would, in your judgment or in the judgment of such group of Underwriters, make it impracticable to market the Shares, or, (ii) if, at any time prior to the time of purchase or, with respect to the purchase of any Additional Shares, the additional time of purchase, trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or limitations or minimum prices shall have been established on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, or (iii) if a banking moratorium shall have been declared either by the United States or New York State authorities, or (iv) if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in your judgment or in the judgment of such group of Underwriters, to make it impracticable to market the Shares.

     If you or any group of Underwriters elects to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly by telephone and letter or telegram.

     If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(n), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

     8. INCREASE IN UNDERWRITERS' COMMITMENTS. If any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than due to the failure of a condition precedent set forth in Section 6 or for a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to
Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in SCHEDULE A.

     Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

     If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

     The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in SCHEDULE A.

     If the aggregate number of Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     9. INDEMNITY AND CONTRIBUTION.

     (a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the

Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use with reference to such Underwriter in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement made by the Company in Section 3 of this Agreement or the failure by the Company to perform when and as required any agreement or covenant contained herein or (iii) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or based upon written information furnished by or on behalf of the Company including, without limitation, slides, videos, films, tape recordings, used in connection with the marketing of the Shares or (iv) the Directed Share Program, provided that the Company shall not be responsible under this clause
(iv) for any loss, damage, expense, liability, or claim that is finally judicially determined to have resulted from the bad faith or gross negligence of the Underwriters in conducting the Directed Share Program.

     If any action, suit or proceeding (together, a "PROCEEDING") is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; PROVIDED, HOWEVER, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to any Underwriter or any such person or otherwise. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any Proceeding effected without the written consent of the Company but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

     (b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use with reference to such Underwriter in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus.

     If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; PROVIDED, HOWEVER, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company or any such person or otherwise. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such

Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

     (c) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) or (b) of this Section 9 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

     (d) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (b) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 9 are several in proportion to their respective underwriting commitments and not joint.

     (e) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company's officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or Prospectus.

     10. NOTICES. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Warburg LLC, 299 Park Avenue, New York, New York 10171-0026, Attention:
Syndicate Department, and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 5465 East Cheryl Parkway Madison, Wisconsin 53711, Attention: Dr. Martin Haase, with a copy to Hutchins, Wheeler & Dittmar, 101 Federal Street, Boston, Massachusetts, 02110, Attention: Richard M. Stein, Esq.

     11. INFORMATION FURNISHED BY THE UNDERWRITERS. The statements set forth in the last paragraph on the cover page of the Prospectus and in the fifth, sixth, tenth, eleventh, twelfth and fourteenth paragraphs under the caption "Underwriting" in the Prospectus constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 9 hereof.

     12. GOVERNING LAW; CONSTRUCTION. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("CLAIM"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

     13. SUBMISSION TO JURISDICTION. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against UBS Warburg or any indemnified party. Each of UBS Warburg and the Company (on their respective behalfs and, to the extent permitted by applicable law, on behalf of their respective stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

     14. PARTIES AT INTEREST. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 9 hereof the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

     15. COUNTERPARTS. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

     16. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Underwriters, the Company and their successors and assigns and any successor or assign of any substantial portion of the Company's, and any of the Underwriters' respective businesses and/or assets.

     17. MISCELLANEOUS. UBS Warburg, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS Warburg is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS Warburg are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

     A lending affiliate of UBS Warburg may have lending relationships with issuers of securities underwritten or privately placed by UBS Warburg. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by UBS Warburg will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of UBS Warburg.

                  If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company and the Underwriters, severally.

                                      Very truly yours,

                                      BRUKER AXS INC.



                                      By:
                                         ---------------------------------------

                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------


Accepted and agreed to as of the
     date first above written, on behalf of
     themselves and the other several Underwriters named in SCHEDULE A


UBS WARBURG LLC
THOMAS WEISEL PARTNERS LLC
CIBC WORLD MARKETS CORP.
SG COWEN SECURITIES CORP.
ROBERT W. BAIRD & CO. INCORPORATED


By:  UBS WARBURG LLC


By:
      --------------------------------------
     Name:
          ----------------------------------
     Title:
           ---------------------------------


By:
    ----------------------------------------
     Name:
          ----------------------------------
     Title:
           ---------------------------------

                                   SCHEDULE A

Underwriter                                                 Number of
-----------                                                Firm Shares
                                                           -----------
UBS Warburg LLC.....................................
Thomas Weisel Partners LLC..........................
CIBC World Markets Corp.............................
SG Cowen Securities Corp. ..........................
Robert W. Baird & Co. Incorporated..................
                                                         ---------------
                           Total....................        9,000,000
                                                         ===============

                                   SCHEDULE B

                                 BRUKER AXS INC.


                                  Common Stock


                                ($.01 Par Value)



                                                           ______________, 2001


UBS Warburg LLC
Thomas Weisel Partners LLC
CIBC World Markets
SG Cowen Securities Corporation
Robert W. Baird & Co.
As Representatives of the several Underwriters

c/o UBS Warburg LLC
    299 Park Avenue
    New York, New York 10171

Ladies and Gentlemen:

     This Lock-Up Letter Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement") to be entered into by and among Bruker AXS Inc. (the "Company") and you, as representatives of the several underwriters (the "Underwriters"), with respect to the initial public offering (the "Offering") of common stock of the Company (the "Common Stock").

     In consideration of the Underwriters' agreement to make the offering and for other good and valuable consideration, the undersigned agrees that for a period of 180 days after the date of the final prospectus relating to the Offering (the "Lock-Up Period") the undersigned will not, directly or indirectly, without the prior written consent of UBS Warburg LLC, (i) sell, offer to sell, contract to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any Hedging Transaction (as defined below) relating to the Common Stock, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii) (each of the foregoing referred to as a "Disposition"). The foregoing restrictions are expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the


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


undersigned. "Hedging Transaction" means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.

     Notwithstanding the foregoing, the undersigned may (i) sell any Common Stock to the Underwriters pursuant to the Underwriting Agreement or (ii) transfer any or all of the Common Stock by gift, will or intestacy; provided, however, that in any such case it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Common Stock subject to the provisions of this Agreement, and there shall be no further transfer of such Common Stock except in accordance with this Agreement.

     In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of UBS Warburg LLC, make any demand for, or exercise any right with respect to, the registration of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock.

     The undersigned agrees that the Company may, and that the undersigned will,
(i) with respect to any shares for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such shares on the transfer books and records of the Company and (ii) with respect to any shares for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such shares to cause the transfer agent for the Company to note stop transfer instructions with respect to such shares on the transfer books and records of the Company.

     If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Securities and Exchange Commission with respect to the Offering is withdrawn or
(iii) for any reason the Underwriting Agreement shall be terminated prior to the time of purchase (as defined in the Underwriting Agreement), this Lock-Up Letter Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

     The undersigned hereby agrees that, to the extent that the terms of this letter agreement conflict with or are in any way inconsistent with any agreement providing registration rights to which the undersigned and the Company may be a party, this letter agreement supersedes such registration rights agreement.

     The undersigned understands that the Company, the Underwriters and the Representatives will proceed with the Public Offering in reliance on this Lock-up Agreement.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.


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


                                                     Yours very truly,


                                                     ------------------------
                                                     Name:


                                                     ------------------------
                                                     Social Security or Taxpayer
                                                     Identification No.


                                                     ------------------------


                                                     ------------------------


                                                     ------------------------
                                                     Address


                                                     Certificate numbers: ______



Number of shares owned or
subject to warrants, options or
convertible securities: ___







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


                                   SCHEDULE C


                         SUBSIDIARIES OF THE REGISTRANT


        NAME                                    PLACE OF INCORPORATION
1.      Bruker AXS GmbH                         Germany
2.      Bruker Nonius B.V.                      The Netherlands
3.      Nihon Bruker AXS KK                     Japan
4.      Bruker AXS Ltd.*                        United Kingdom
5.      Bruker AXS SA*                          France
6.      Bruker AXS SrL*                         Italy
7.      Bruker AXS GmbH*                        Austria
8.      Bruker AXS (Pty) Ltd.*                  South Africa
9.      Bruker AXS do Brasil Ltda.              Brazil

* These entities are indirect subsidiaries of Bruker AXS Inc.. Each is a wholly-owned subsidiary of Bruker AXS GmbH; Bruker AXS GmbH, in turn, is a wholly-owned subsidiary of the Bruker AXS Inc.






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


                                    EXHIBIT A

SIGNIFICANT SUBSIDIARIES

Bruker AXS GmbH
Bruker Nonius B.V.













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